Exhibit 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2024 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS SPECIAL WARRANT WILL BE VOID AND OF NO VALUE UNLESS CONVERTED WITHIN THE LIMITS HEREIN PROVIDED.

Eagle Ridge Resources, Inc.

(a Nevada corporation)

Special Warrant No.: SWC- Special Warrant convertible into: _____________ Common Shares (subject to adjustment)

THIS IS TO CERTIFY THAT, for value received, ___________________ (the “Holder”) is entitled to receive USD $____________ worth of fully paid and non-assessable Common Shares      (the “Warrant Shares”) of Eagle Ridge Resources, Inc. (the “Company”) for no consideration upon satisfaction of the performance milestones described in Schedule “A” attached hereto (the “Performance Milestones”). Subject to satisfying the Performance Milestones, this Special Warrant (hereinafter referred to as the “Warrant”) is automatically convertible into the Warrant Shares in accordance with the Performance Milestones up to the close of business on December 31, 2026 (the “Date of Expiry”) subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Any terms not defined herein shall have the same meaning ascribed thereto in the Share Purchase Agreement to which this Special Warrant is attached as Schedule “1”.

The rights represented by this Warrant may be converted by the Holder, in whole or in part (but not as to a fractional share), by surrender of this Warrant at the office of the Company, located at 9 Shenandoah Drive, Lakewood, New Jersey 08701 USA (or such other address in Canada as the Holder may be notified in writing of by the Company), during its normal business hours, together with the conversion form attached hereto completed and signed by the Holder and the Company. Upon conversion of the rights represented by this Warrant in accordance with the terms hereof, the Warrant Shares for which the Holder has subscribed and converted shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any conversion of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five business days after the rights represented by this Warrant have been duly converted and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been converted shall also be issued to the Holder within such time.

The Company covenants and agrees that the Warrant Shares which may be issued upon the conversion of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT

1. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the number of subdivided Warrant Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the number of consolidated Warrant Shares entitled to be purchased hereunder shall be proportionately decreased.

In case at any time:

(a)	the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c)	there shall be a merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant at least twenty days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up and, in the case of any such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such shares of stock or securities or other property (including cash) in accordance with the foregoing provisions as such Holder may be entitled to purchase.

2. As used herein, the term “Common Shares” shall mean and include the Company’s authorized Common Shares as constituted as of the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

3. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

4. The underlying Warrant Shares issuable on conversion of the Special Warrant, shall be set aside and held in reserve by the Company for the sole benefit of the Holder and shall automatically convert with no further action required on the part of the Holder into that number of Warrant Shares calculated by dividing the dollar amount of this Special Warrant by the price of the Liquidity Event. For clarity, if the Holder’s dollar value of this Special Warrant is $5,000,000 and the price or deemed price of Liquidity Event is $1.00, then the Special Warrant is automatically convertible into 5,000,000 common shares to be registered to the Holder.

5. This Warrant is exchangeable upon its surrender by the Holder at the Company’s registered office located at 9 Shenandoah Drive, Lakewood, New Jersey 08701 USA for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender.

6. Any notice or other communication required to be given by the Company under this Warrant, whether to the Holder or otherwise, shall be given by delivery or facsimile to the address of the Holder set out in the register of holders of Warrants maintained by the Company. Any notice or other communication so given shall be deemed to have been given and received when delivered or when sent by facsimile, and if the date of such delivery or faxing is not a business day, on the next ensuing business day.

7. Time is of the essence hereof.

8. This Warrant shall be governed by and construed in accordance with the laws of Nevada applicable therein.

Eagle Ridge Resources, Inc. intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer and to be dated June 5, 2024.

Eagle Ridge Resources, Inc.

By:

Lipi Sternheim, Chief Executive Officer

This electronically signed Warrant is, and will be, the only existing copy, having the value of an original document guaranteed by the Company and will be treated as such upon the exercise of the holder’s rights therein.

SCHEDULE “A” SPECIAL WARRANT

SPECIAL WARRANT PERFORMANCE MILESTONE
TRIGGERING AUTOMATIC CONVERSION INTO WARRANT SHARES

A.	This Special Warrant shall automatically convert into USD $15,960,000 worth of the Purchaser’s common shares upon completion by the Purchaser of a listing or merger, reorganization, business combination, share exchange or acquisition by any person or related group of persons of beneficial ownership of all or substantially all of the Purchased Shares in one or more related transactions, or another similar transaction involving the Purchaser, pursuant to which the shareholders of the Purchaser receive cash or the securities of another issuer that are listed on a national securities exchange in the USA, as full or partial consideration for their common shares.

B.	All unconverted Special Warrants become null and void if not converted on or before December 31, 2026.